                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                          AFFYMETRIX, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                AFFYMETRIX, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    The Annual Meeting of Stockholders of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), will be held on Thursday, June 8, 2000 at 4:00 p.m. local time, at 3380 Central Expressway, Santa Clara, California, for the following purposes:

    1. To elect directors to serve until the next annual meeting of stockholders or until their successors are elected.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

    3. To approve and ratify the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

    4.  To approve and ratify the Company's 2000 Equity Incentive Plan.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice.

    Our Board of Directors has fixed the close of business on April 12, 2000 as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

                                          By Order of the Board of Directors,

                                          Vern Norviel
                                          SECRETARY

Santa Clara, California
May 5, 2000

                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                         SANTA CLARA, CALIFORNIA 95051

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Affymetrix, Inc., a Delaware corporation ("Affymetrix" or the "Company"), for use at the annual meeting of stockholders to be held on Thursday, June 8, 2000 at 4:00 p.m., local time, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at 3380 Central Expressway, Santa Clara, California 95051. The Company's telephone number is (408) 731-5000.

    These proxy solicitation materials were mailed on or about May 5, 2000, together with the Company's 1999 Annual Report to Stockholders and the Company's Form 10-K, to all stockholders of record on April 12, 2000.

RECORD DATE

    Stockholders of record at the close of business on April 12, 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, there were approximately twenty-seven million three hundred eighty thousand four hundred eighteen (27,380,418) shares of Common Stock and no shares of Preferred Stock (the "Preferred Stock") outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time, or by attending the meeting and voting in person. Any stockholder holding shares through a bank or brokerage firm may revoke a previously granted proxy or change previously given voting instructions by contacting the bank or brokerage firm, or by obtaining a legal proxy from the bank or brokerage firm and voting at the meeting.

VOTING AND SOLICITATION

    Holders of Common Stock are entitled to vote at the meeting. Each share of Common Stock entitles the holder to one vote on each matter to come before the meeting. The Company's Certificate of Incorporation does not provide for cumulative voting.

    The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

    The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock and Preferred Stock outstanding on the Record Date. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the annual meeting. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted as shares entitled to vote. Thus, broker non-votes can have the effect of preventing approval of proposals where the affirmative vote of the majority of outstanding shares is required. Accordingly, in the election of directors an abstention or broker non-vote will have no effect on the outcome. Abstentions from voting will have the same effect as voting against the proposal to amend the Company's Certificate of Incorporation and against the proposal to approve and ratify the Company's 2000 Equity Incentive Plan. Broker non-votes will have the same effect as voting against the proposal to amend the Company's Certificate of Incorporation but will have no effect on the proposal to approve and ratify the Company's 2000 Equity Incentive Plan since they are not considered shares entitled to vote.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at next year's annual meeting must be received by the Company no later than January 6, 2001 in order that they may be included in the proxy statement and form of proxy relating to the 2001 annual meeting.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company provide for a Board consisting of not fewer than six nor more than eleven directors. The size of the Board is currently set at nine and all nine directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

    The names of the nominees, and certain information about them as of the Record Date, are set forth below.

NAME                                     AGE      PRINCIPAL OCCUPATION                         DIRECTOR SINCE
----                                   --------   --------------------                         --------------
Stephen P.A. Fodor, Ph.D.............        46   Chairman and Chief Executive Officer             1993

Paul Berg, Ph.D......................        73   Cahill Professor of Cancer and Biochemistry      1993
                                                  and Director of the Stanford University
                                                  Medical School's Beckman Center

John D. Diekman, Ph.D................        57   Managing Director, Bay City Capital LLC          1992

Adrian Hennah........................        42   Senior Vice President and Chief Financial        1999
                                                  Officer, Glaxo Wellcome, Inc.

Vernon R. Loucks, Jr.................        65   Chairman, InLight, Inc.                          1993

Barry C. Ross, Ph.D..................        51   Director, Group Research Strategy and            1995
                                                  Alliances, Glaxo Wellcome Research and
                                                  Development Limited

David B. Singer......................        37   President and Chief Executive Officer,           1993
                                                  GeneSoft, Inc.

Lubert Stryer, M.D...................        62   Winzer Professor in the School of Medicine,      1996
                                                  Stanford University

John A. Young........................        67   President and Chief Executive Officer            1993
                                                  (Retired), Hewlett-Packard Company

    STEPHEN P.A. FODOR, PH.D., is the Chairman and Chief Executive Officer of the Company. Dr. Fodor has served as a Director of the Company since
January 1993 and Chairman of the Company since August 1999. At various times between 1993 and March 1997, Dr. Fodor served as President, Chief Operating Officer and Chief Technology Officer of the Company. Dr. Fodor was Vice President and Director of Physical Sciences at the Affymax Research Institute from 1992 to 1993. Dr. Fodor also serves as a director of EOS
Biotechnology, Inc.

    PAUL BERG, PH.D., has served as a Director of the Company since
August 1993. Dr. Berg is Cahill Professor in Cancer Research, Professor of Biochemistry and Director of the Beckman Center for Molecular and Genetic Medicine at the Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980, the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of the Company's Scientific Advisory Board. Dr. Berg also serves as a director of Transgene S.A. and Gilead Sciences, Inc. and on the Policy Board of DNAX, a subsidiary of Schering-Plough Corp.

    JOHN D. DIEKMAN, PH.D., has served as a Director of the Company since the Company's inception. Dr. Diekman served as Chairman of the Company from its inception to August 1999 and has served as Vice Chairman since August 1999.
Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to such time, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. ("Affymax") from 1991 to March 1995 and as Chairman of the Affymax Board from 1994 to July 1995. Dr. Diekman has served as a partner of Bay City Capital LLC, a life sciences merchant bank, since
March 1997. Dr. Diekman also serves as a director of Quidel Corp. and LJL Biosystems, Inc.

    ADRIAN HENNAH has served as a Director of the Company since June 1999. Mr. Hennah is Senior Vice President and Chief Financial Officer of Glaxo Wellcome, Inc. Mr. Hennah has held various financial management positions at Glaxo Wellcome plc ("Glaxo Wellcome") since 1984 and was designated by Glaxo Wellcome as a nominee to serve on the Board. Mr. Hennah also serves as a director of Maxygen, Inc.

    VERNON R. LOUCKS, JR.  has served as a Director of the Company since
August 1993. Mr. Loucks has served as Chairman of InLight, Inc. since
February 1998. Mr. Loucks served as Chief Executive Officer of Baxter International, Inc. ("Baxter") from 1980 to December 1998 and Chairman of Baxter from 1980 to December 1999. Mr. Loucks also serves as a director of Anheuser-Busch Companies, Inc., Emerson Electric Co. and The Quaker Oats Company.

    BARRY C. ROSS, PH.D., has served as a Director of the Company since
March 1995. Dr. Ross has served as Director of Group Research Strategy and Alliances at Glaxo Wellcome Research and Development Ltd. since 1995. Dr. Ross has served as Chief Executive Officer and Scientific Director at Affymax Research Institute since February 2000. Dr. Ross joined Glaxo in 1984 and served as Director of Medicinal Chemistry from 1989 to 1993 and Director of Research and Development from 1993 to 1995. Dr. Ross was designated by Glaxo Wellcome as its nominee to serve on the Board.

    DAVID B. SINGER has served as a Director of the Company since February 1993 and served as Vice Chairman from July 1995 to April 1996. He has served as President and Chief Executive Officer of GeneSoft, Inc. since September 1998. From May 1996 to July 1998, he served as Senior Vice President and Chief Financial Officer of Heartport, Inc. Mr. Singer was President and Chief Executive Officer of the Company from 1993 to June 1995.


    LUBERT STRYER, M.D., has served as a Director of the Company since
September 1996. Dr. Stryer has served as Chief Science Officer at Ambryx Inc., a biotechnology company, since September 1999. Dr. Stryer has been Winzer Professor in the School of Medicine and a Professor of Neurobiology at Stanford University since 1976. Dr. Stryer received the American Chemical Society Award in Biological Chemistry (Eli Lilly Award), is a member of the National Academy of Sciences and received an honorary Doctor of Science from the University of Chicago. Dr. Stryer also serves as Chairman of the Company's Scientific Advisory Board.


    JOHN A. YOUNG has served as a Director of the Company since August 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Company in October 1992. Mr. Young also serves as a director of Wells Fargo & Company, Chevron Corp., SmithKline Beecham Corp., Novell, Inc., International Integration, Inc., and Lucent Technologies, and is a member of the Business Council and the National Academy of Engineering.

    There are no family relationships among directors or executive officers of the Company.

REQUIRED VOTE

    The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

    The Board of the Company held a total of 11 meetings during the fiscal year ended December 31, 1999. Each director other than Dr. Berg, Mr. Loucks,
Mr. Hennah and Dr. Ross attended at least seventy-five percent of the meetings of the Board and each committee on which the director served during 1999.

    The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee of the Board, which consisted of Mr. Singer and Mr. Young, held two meetings during 1999. The Audit Committee oversees the actions taken by the Company's independent auditors and reviews the Company's internal financial and accounting controls and policies.

    The Compensation Committee of the Board, which consisted of Dr. Berg and Mr. Young, held six meetings during 1999. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans.

    The Nominating Committee, which consisted of Dr. Fodor, Dr. Diekman, Mr. Loucks and Mr. Young, did not meet in 1999.

COMPENSATION OF DIRECTORS

    Each non-employee director receives a fee of $2,500 per Board meeting attended as well as reimbursement of expenses incurred in attending Board meetings. In addition, the Company's 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides for the grant of 33,333 shares of Common Stock if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board is elected or appointed director. Each such option vests at the rate of one-fifth of the number of shares covered by the option on each anniversary of the grant date so long as the director is serving on the Board with full vesting over five years. In addition, the Directors Plan calls for the grant on the date of each annual meeting of the stockholders of the Company held after January 1, 2001 of an option to purchase 6,667 shares of the Company's Common Stock to be vested in full one year after the date of grant for the following nonemployee directors:

    - nonemployee directors elected prior to March 1996 who continue to serve on the Board; and

    - nonemployee directors elected after March 1996 who continue to serve on the Board; provided such stock option will not be granted until fifty-four
      (54) months after the initial option grant to such nonemployee director.

    The exercise price of all options granted pursuant to the Directors Plan is the fair market value of the Company's Common Stock at the time of grant.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2000. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

    THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                 PROPOSAL NO. 3
            AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

    The Board has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from seventy-five million (75,000,000) shares to two hundred million (200,000,000) shares. Accordingly, the Board has unanimously approved the proposed Restated Certificate of Incorporation of the Company, in the form attached hereto as APPENDIX A (the "Restated Certificate"), and hereby solicits the approval of the Company's stockholders of the Restated Certificate. If the stockholders approve the Restated Certificate, the Board currently intends to file the Restated Certificate with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Restated Certificate is not approved by the stockholders, the existing Certificate of Incorporation will continue in effect.

    The objective of the increase in the authorized number of shares of Common Stock is to ensure that the Company has sufficient shares available for future issuances of Common Stock or securities convertible into Common Stock. The Board believes that it is prudent to increase the authorized number of shares of Common Stock to the proposed levels in order to provide a reserve of shares available for issuance to meet business needs as they arise. Such future activities may include, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The additional shares of authorized Common Stock may also be used to acquire or invest in complementary businesses or products. Although the Company has no current plans or proposals to issue additional shares of Common Stock (except pursuant to employee stock incentive plans or upon conversion of its subordinated debt securities), the Company may continue to evaluate potential acquisitions of or investments with third parties. In the event that the Board does undertake a plan, or otherwise enters into an agreement, understanding or arrangement, to issue additional shares of Common Stock or securities convertible into shares of the Common Stock, the Board intends to issue such shares of its capital stock only upon terms and conditions that the Board deems advisable and in the best interests of the Company and its stockholders.

SUMMARY OF AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The Company's authorized capital stock currently consists of seventy-five million (75,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. The Company's Common Stock is not subject to any preemptive rights. The Company's Certificate of Incorporation provides that the Company's Preferred Stock may be issued in any number of series, and that the Company's Board may fix the number of, and determine the rights, preferences, privileges and restrictions granted to or imposed upon, any such series. As of April 12, 2000, there were twenty-seven million three hundred eighty thousand four hundred eighteen (27,380,418) shares of the Company's Common Stock issued and outstanding. Accordingly, the total number of shares of the Company's Common Stock available for future issuance, whether upon the conversion of outstanding convertible securities of the Company, the exercise of outstanding options to purchase shares of the Company's Common Stock, or otherwise, is forty-seven million six hundred nineteen thousand five hundred eighty-two (47,619,582) shares, and the total number of shares of the Company's Preferred Stock available for future issuance is five million (5,000,000) shares. If the proposed Restated Certificate of Incorporation is adopted by the Company's stockholders at the Annual Meeting, the Company will have available for issuance one hundred sixty-six million five hundred two thousand three hundred thirty-six (166,502,336) shares of Common Stock, assuming full conversion of all outstanding convertible securities or options to purchase such securities, and five million (5,000,000) shares of Preferred Stock.

EFFECTS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

    If the stockholders approve the proposed Restated Certificate, the Board may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for those additional shares, could result in dilution to the Company's current stockholders.

    The proposed Restated Certificate's increase in the authorized number of shares of the Company's Common Stock could also have certain anti-takeover effects. For example, although the Company has no present intention to do so, shares of the Company's Common Stock and/or securities convertible into the Company's Common Stock could be issued in a private placement or public offering, or rights to purchase shares of the Company's Common Stock and/or securities convertible into the Company's Common Stock could be issued, to create voting impediments to or otherwise frustrate third party attempts to effect a takeover or otherwise gain control of the Company through a public tender offer, proxy contest or other means. In addition, the proposed Restated Certificate could discourage an attempt by a third party to acquire control of the Company through a public tender offer, proxy contest or other means and, therefore, could deprive the Company's stockholders of benefits that could result from such an attempt to takeover, or otherwise gain control of, the Company. Those benefits could include, among other things, the realization of a premium over the market price of their shares of the Company's capital stock in a tender offer, or even the temporary increase in the market price for such shares that such an attempt could cause. The Board, however, is not aware of any present efforts or attempt to takeover, or otherwise gain control of, the Company through a public tender offer, proxy contest or any other means.

    Despite the potential anti-takeover effects of the proposed Restated Certificate described above, the Board believes that the increased financial flexibility and other benefits offered by the proposed amendment far outweigh any of the disadvantageous anti-takeover effects of such amendment. To the extent that the proposed amendment may have certain anti-takeover effects, the Board believes that the proposed amendment and the anti-takeover effects thereof may encourage third parties seeking to acquire or otherwise gain control over the Company to negotiate directly with the Board. In this regard, the Board further believes that these negotiations will enable the Board to consider a takeover transaction proposed by a third party in a non-disruptive atmosphere and to effectively discharge its fiduciary obligation to consider and act upon any proposed takeover transaction in a manner that best serves the interests of the Company's stockholders by maximizing stockholder value.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the amendment to the Company's Certificate of Incorporation.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 PROPOSAL NO. 4
                   APPROVAL OF THE 2000 EQUITY INCENTIVE PLAN

    The Company currently has three stock option plans under which the Board is empowered to grant options: (1) the Amended and Restated 1993 Stock Plan (the "1993 Plan"), (2) the Amended and Restated 1996 Nonemployee Directors Stock Option Plan (the "1996 Plan") and (3) the 1998 Stock Incentive Plan (the "1998 Plan"). The 1993 Plan and the 1998 Plan empower the Board to grant options and restricted stock to employees and consultants of the Company, and the 1996 Plan empowers the Board to grant options to outside directors of the Company. Pursuant to the merger of the Company with Genetic MicroSystems, Inc. ("GMS"), the Company adopted the GMS/Affymetrix 1998 Stock Plan ("GMS Plan"). As of April 12, 2000, the Company had two million eight hundred eighty thousand six hundred eighty-three (2,880,683) options outstanding and two hundred forty-four thousand nine hundred forty-eight (244,948) options available for future issuance under the 1993 Plan, no options outstanding and three hundred thousand (300,000) options available for future issuance under the 1996 Plan and one million four hundred seventy-one thousand eight hundred seventy (1,471,870) options outstanding and three hundred seven thousand nine hundred fifty (307,950) options available for future issuance under the 1998 Plan. The GMS Plan has been terminated, but such termination will not affect any options that remain outstanding under the GMS Plan.

    The 2000 Equity Incentive Plan, in the form attached hereto as APPENDIX B (the "2000 Plan"), was adopted by the Board effective March 9, 2000, subject to approval by the stockholders. The purpose of the 2000 Plan is to promote the long-term success of the Company and the creation of stockholder value by
(a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and
(c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2000 Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, stock options and stock appreciation rights ("SARs"). Approval of the 2000 Plan will not affect the status of, and will not cause the termination of, the 1993 Plan, the 1996 Plan or the 1998 Plan.

    The primary features of the 2000 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 2000 Plan.

    1. SHARES RESERVED. The Company has reserved 2,500,000 shares of common stock for issuance under the 2000 Plan. In general, if options or SARs awarded under the 2000 Plan are forfeited, then the corresponding common stock will again become available for grant under the 2000 Plan.

    2. ELIGIBILITY. Directors, officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, SARs, restricted shares and stock units under the 2000 Plan.

    3. ADMINISTRATION. The 2000 Plan is administered by a committee of the Board of Directors. The committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, determine the type, number, vesting requirements and other features and conditions of each award, interpret the 2000 Plan and make all other decisions relating to the operation of the 2000 Plan.

    4. STOCK OPTIONS. The 2000 Plan permits the granting of stock options that are intended to qualify as incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986 and nonstatutory stock options ("NSOs") that do not so qualify. The option exercise price for each share covered by an option shall be determined by the committee but shall not be less than 100% of the fair market value of the share on the date of grant. The term of each option will be fixed by the committee, but may not exceed 10 years from the date of the grant in the case of an ISO. The committee may modify, extend or assume outstanding options, and may repurchase options previously granted. The 2000 Plan provides that no optionee may receive options covering more than 100,000 shares in the same year.

    5. STOCK APPRECIATION RIGHTS. SARs may be granted, entitling the holder upon exercise to receive an amount in any combination of cash or common stock of the Company (as determined by the committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. The 2000 Plan provides that no participant may receive SARs covering more than 100,000 shares in the same year.

    6. RESTRICTED STOCK. Restricted shares of the common stock may be sold or awarded by the committee subject to such conditions and restrictions as they may determine, which may include the attainment of performance goals. To the extent that an award consists of newly issued restricted shares, the consideration shall consist of cash, cash equivalents, full-recourse promissory notes or past services rendered, as the committee may determine. The holders of restricted shares awarded under the 2000 Plan shall have the same voting, dividend and other rights as holders of common stock, except that restrictions on the use of dividends may be imposed.

    7. STOCK UNITS. Stock units representing, through bookkeeping entries, the equivalent of shares of common stock may be granted. Stock units have no voting rights. Vesting and dividend rights of stock units are determined by the committee. No cash consideration is required to be paid by stock unit award recipients.

    8. CHANGE OF CONTROL. The committee may determine, at the time of granting an award or thereafter, that such award shall become exercisable or vested as to all or part of the shares of common stock subject to such award in the event that a change in control occurs with respect to the Company or in the event that the recipient is subject to an involuntary termination after a change in control.

    9. ANTI-DILUTION PROVISIONS. In the event of a stock-split of the outstanding common stock or a dividend payable in common stock, a corresponding adjustment shall be automatically made to the number or exercise price of the options, restricted shares, stock units or SARs awarded pursuant to the 2000 Plan. The Committee may also make such adjustments as it deems appropriate in the event of a recapitalization, spin-off or other similar occurrence.

    10. FUTURE OF THE PLAN. The Board may amend or terminate the 2000 Plan at any time. If the Board amends the plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it. The 2000 Plan will continue in effect for 10 years, unless the Board decides to terminate the plan.

    11. NEW PLAN BENEFITS. Awards under the 2000 Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2000 Plan. To date, no grants have been made under the 2000 Plan.

    12. FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor we incur any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of our common stock on the date of exercise; we ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread when an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the option. The tax treatment of a disposition of option shares acquired under the 2000 Plan depends on how long the shares have been held and on whether the shares were acquired by exercising an ISO or by exercising an NSO. We are not entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable holding periods have been satisfied.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the 2000 Plan. Should such stockholder approval not be obtained, then the 2000 Plan will not be implemented.

    THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE COMPANY'S 2000 EQUITY INCENTIVE PLAN.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 2000 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals named below is: c/o Affymetrix, Inc., 3380 Central Expressway, Santa Clara, California 95051.

                                                                             PERCENTAGE OF
                                                                 SHARES         SHARES
                                                              BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED(1)      OWNED(1)(2)
------------------------------------                          ------------   -------------
Glaxo Wellcome plc(3).......................................   8,055,626         29.5%
Greenford Road
Greenford, Middleex, UBG OHE, UK
Paul A. Berg, Ph.D.(4)......................................      67,988            *
John D. Diekman, Ph.D.(5)...................................     158,540            *
Stephen P.A. Fodor,Ph.D.(6).................................     291,442          1.1%
Karen H. Haynes(7)..........................................      11,035            *
Adrian Hennah(8)............................................   8,055,626         29.5%
Edward M. Hurwitz(9)........................................      25,000            *
Thane Kreiner(10)...........................................      16,332            *
Vernon R. Loucks, J.(11)....................................      61,665            *
Vern Norviel(12)............................................      44,575            *
Kenneth J. Nussbacher(13)...................................      41,109            *
Richard P. Rava, Ph.D.(14)..................................      39,557            *
Barry C. Ross, Ph.D.(15)....................................   8,055,626         29.5%
Susan E. Siegel(16).........................................      82,500            *
David B. Singer(17).........................................      68,807            *
Lubert Stryer, M.D.(18).....................................      84,584            *
Ronald D. Verdoorn(19)......................................      40,000            *
John A. Young(20)...........................................      67,999            *
All directors and executive officers as a group (17
  persons)(21)..............................................   9,156,759         33.5%

--------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Percentage of beneficial ownership is based on 27,323,120 shares of Common Stock outstanding as of March 31, 2000.

 (3) Includes 7,962,296 shares held by Glaxo Wellcome through its subsidiaries, Affymax N.V., Affymax Technologies N.V. and Glaxo Wellcome Americas Inc., 39,998 shares held by Douglas M. Hurt and 53,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 granted to Dr. Ross. Mr. Hurt and Dr. Ross disclaim beneficial ownership of the shares held by or issuable to them.

 (4) Includes 28,334 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (5) Includes 31,667 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (6) Includes 271,109 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (7) Includes 10,667 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (8) Includes 8,002,294 shares of Common Stock and 53,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 beneficially owned by Glaxo Wellcome, of which Mr. Hennah disclaims beneficial ownership.

 (9) Includes 25,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (10) Includes 12,534 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (11) Includes 26,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (12) Includes 33,575 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (13) Includes 23,759 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (14) Includes 27,557 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (15) Includes 8,002,294 shares of Common Stock beneficially owned by Glaxo Wellcome, of which Dr. Ross disclaims beneficial ownership, and 53,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 granted to Dr. Ross in consideration of acting as a director on the Board, of which Dr. Ross also disclaims beneficial ownership.

 (16) Includes 82,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (17) Includes 26,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 and 1,475 shares held by Chevy Chase Circle Foundation, a charitable trust controlled by Mr. Singer.

 (18) Includes 10,001 shares issuable upon exercise of options exercisable within 60 days of March 31 2000.

 (19) Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (20) Includes 26,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (21) Includes 730,033 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000. Also includes 8,002,294 shares owned by Glaxo Wellcome, of which Mr. Hennah and Dr. Ross disclaim beneficial ownership.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge (based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required), during the year ended December 31, 1999, all executive officers, directors and ten percent stockholders complied with all
Section 16(a) filing requirements.

                                   MANAGEMENT

    The executive officers of the Company, and their ages and position as of the Record Date, are as follows:

NAME                            AGE                               POSITION
----                          --------   ----------------------------------------------------------
Stephen P.A. Fodor, Ph.D....     46      Chairman and Chief Executive Officer
Susan E. Siegel.............     39      President
Karen H. Haynes.............     39      Vice President, Human Resources and Administration
Edward M. Hurwitz...........     36      Vice President and Chief Financial Officer
Thane Kreiner, Ph.D.........     38      Vice President, Sales and Marketing
Vern Norviel................     41      Senior Vice President, General Counsel and Corporate
                                         Secretary
Kenneth J. Nussbacher.......     47      Executive Vice President
Richard P. Rava, Ph.D.......     42      Senior Vice President and Chief Technology Officer
Ronald D. Verdoorn..........     49      Executive Vice President, Global Manufacturing

    STEPHEN P.A. FODOR, PH.D. See "Election of Directors."

    SUSAN E. SIEGEL was appointed President in August 1999. From April 1998 to August 1999, Ms. Siegel was Senior Vice President, Marketing and Sales. Prior to joining Affymetrix, Ms. Siegel was part of the Amersham Pharmacia Biotech organization where she served most recently as President for the Hoefer Pharmacia Biotech business unit. She served previously in various capacities during her nine year tenure with Amersham Pharmacia Biotech, including Vice President, Business Development and Licensing, Director of Marketing for North America and Director of Sales and Marketing for the Molecular Science Business Unit, and was instrumental in building the sales organization in North America. Prior to Amersham Pharmacia Biotech, Ms. Siegel was with E.I. Du Pont, Bio Image/Kodak and Bio Rad Laboratories.

    KAREN H. HAYNES was appointed Vice President, Human Resources and Administration in March 1997. From 1993 to March 1997, Ms. Haynes held various human resources management positions at Affymax and Affymetrix, most recently as Director of Human Resources for Affymetrix from 1995 to March 1997. Prior to 1993, Ms. Haynes held human resources positions at Lattice Semiconductor and Measurex Corporation.

    EDWARD M. HURWITZ, ESQ., joined Affymetrix in May 1997 as Vice President and Chief Financial Officer. From April 1994 to March 1997, Mr. Hurwitz served as Senior Biotechnology Analyst at Robertson Stephens & Company. From 1992 to 1994, Mr. Hurwitz held the position of Senior Biotechnology Analyst at Smith Barney Shearson.

    THANE KREINER, PH.D, was appointed Vice President, Marketing in August 1998 and Vice President, Sales and Marketing in August 1999. From 1994 to 1998,
Dr. Kreiner held various management positions with Affymetrix including Director, Marketing and Strategic Planning. Dr. Kreiner worked part-time for the Company from 1993 to 1994, and joined the Company full-time in 1994.

    VERN NORVIEL, ESQ., was appointed Vice President and General Counsel of the Company in February 1996 and Senior Vice President, General Counsel and Corporate Secretary in December 1997. From 1987 to July 1996, Mr. Norviel was an associate and then a partner with Townsend and Townsend and Crew LLP. In 1995 and for a portion of 1996 (prior to becoming a full-time employee of the Company), Mr. Norviel worked part-time for the Company.

    KENNETH J. NUSSBACHER, ESQ., has been Executive Vice President since joining the Company in September 1995. From September 1995 to May 1997, Mr. Nussbacher also served as Chief Financial Officer. From 1989 to September 1995,
Mr. Nussbacher held various management positions at Affymax

Technologies N.V., most recently as Executive Vice President for Business and Legal Affairs and Managing Director

    RICHARD P. RAVA, PH.D., was appointed Senior Vice President and Chief Technology Officer in January 1999. From September 1996 to January 1999, he served as Senior Vice President, Operations and Technology. From 1994 to September 1996, Dr. Rava served as Vice President, Research and Engineering. Dr. Rava joined the Company in 1993 as Director of Biomedical Engineering. From 1992 to 1993, Dr. Rava served as a Senior Scientist at Affymax Research Institute.

    RONALD D. VERDOORN joined Affymetrix in January 1999 as Executive Vice President, Global Manufacturing. From October 1997 to December 1999,
Mr. Verdoorn was self-employed as a consultant. From 1983 to September 1997, Mr. Verdoorn served in various capacities at Seagate Technology, Inc., most recently as Executive Vice President and Chief Operating Officer and before that in positions including Senior Vice President, Worldwide Manufacturing Operations; Vice President and General Manager, Thailand Operations; Vice President, Far East Manufacturing, Singapore; and Vice President, Manufacturing.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers during 1999 (collectively, the "Named Executive Officers") for services in all capacities as officers to the Company during fiscal years 1997, 1998 and 1999.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                    ANNUAL                  AWARDS
                                                                 COMPENSATION       ----------------------
                                               YEAR ENDING   --------------------         SECURITIES
NAME AND PRINCIPAL POSITION                       12/31      SALARY($)   BONUS($)   UNDERLYING OPTIONS (#)
---------------------------                    -----------   ---------   --------   ----------------------
Stephen P.A. Fodor, Ph.D.....................      1999       344,116    105,000           150,000
  Chairman and Chief Executive Officer             1998       331,709     33,000                --
                                                   1997       292,323         --           100,000

Susan E. Siegel..............................      1999       264,856    145,000(1)         50,000
  President                                        1998       164,725    274,000(2)        225,000

Kenneth J. Nussbacher........................      1999       253,535    105,000           100,000
  Executive Vice President                         1998       251,464     25,000                --
                                                   1997       220,583         --            50,000

Richard P. Rava..............................      1999       247,061    105,000           100,000
  Senior Vice President and Chief Technology       1998       240,430     24,000                --
  Officer                                          1997       200,045         --            50,000

Ronald D. Verdoorn...........................      1999       254,176    205,000(3)        200,000
  Executive Vice President, Global
    Manufacturing

------------------------

(1) Includes $40,000 representing a bonus based on the achievement of certain sales targets.

(2) Includes a $130,000 signing bonus received by Ms. Siegel upon her joining the Company in April 1998 and $120,000 representing a bonus based on the achievement of certain sales targets.

(3) Includes a $100,000 signing bonus received by Mr. Verdoorn upon joining the Company in January 1999.

OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of December 31, 1999, the last day of the Company's 1999 fiscal year.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                     INDIVIDUAL GRANTS(1)                                            VALUE AT ANNUAL
                               --------------------------------                                    RATES OF STOCK PRICE
                                                                  EXERCISE OR                        APPRECIATION FOR
                                            % OF TOTAL OPTIONS    BASE PRICE                          OPTION TERM(2)
                               OPTIONS     GRANTED TO EMPLOYEES    PER SHARE                      ----------------------
NAME                           GRANTED        IN FISCAL YEAR       ($/SHARE)    EXPIRATION DATE    5% ($)      10% ($)
----                           --------    --------------------   -----------   ---------------   ---------   ----------
Stephen P.A. Fodor, Ph.D.....  150,000(3)            8.42%          48.8750        06/30/09       4,608,988   11,679,160
Susan E. Siegel..............   50,000               2.81%          48.8750        06/30/09       1,536,329    3,893,053
Kenneth J. Nussbacher........  100,000(4)            5.62%          48.8750        06/30/09       3,072,658    7,786,106
Richard P. Rava..............  100,000(4)            5.62%          48.8750        06/30/09       3,072,658    7,786,106
Ronald D. Verdoorn...........  200,000(5)           11.23%          28.0625        01/10/09       3,529,671    8,944,879

------------------------

(1) Each of these options was granted pursuant to the Company's 1993 Plan and is subject to the terms of such plan.

(2) In accordance with the rules of the SEC, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increase in the price of its Common Stock.

(3) Consists of two option grants, one of 145,908 shares and the other of 4,092 shares of Common Stock.

(4) Consists of two option grants, one of 95,908 shares and the other of 4,092 shares of Common Stock.

(5) Consists of two option grants, one of 182,185 shares and the other of 17,815 shares of Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                             SHARES                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                            ACQUIRED     VALUE        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                               ON      REALIZED    OPTIONS AT DECEMBER 31, 1999          DECEMBER 31, 1999
NAME                        EXERCISE    ($)(1)     EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)(2)
----                        --------   ---------   ----------------------------   -------------------------------
Stephen P.A. Fodor,
  Ph.D....................       --           --          242,221/274,446              43,062,307/39,255,670
Susan E. Siegel...........   37,500    2,247,812           57,500/180,000               8,584,062/26,610,621
Kenneth J. Nussbacher.....   52,350    4,150,316           14,871/164,446               2,453,869/23,417,420
Richard P. Rava...........   19,556    1,001,453           13,334/152,446               2,384,453/21,290,467
Ronald D. Verdoorn........       --           --                0/200,000                       0/30,287,500

------------------------

(1) Based on the value of the Company's Common Stock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(2) Assuming a stock price of $179.50 per share, which was the average of the high and the low trading price of a share of Common Stock reported on the Nasdaq National Market on December 31, 1999.

                        COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officers' compensation program. The Committee consists of two non-employee directors, Dr. Paul Berg and Mr. John Young. The Committee reviews compensation and stock grants recommended by the Chief Executive Officer/Chairman (other than for himself) along with the basis for such recommendations, including performance reviews and competitive base salary data, and separately evaluates the performance of the Chief Executive Officer/ Chairman. In determining compensation policies, the Committee has access to compensation and benefit surveys for regional biotechnology companies that compete with the Company in the recruitment of senior personnel.

COMPENSATION POLICIES

    The Committee has developed, with the Board, an executive compensation philosophy which relates the level of compensation to Affymetrix's success in meeting annual and long-term performance goals, rewards individual achievement and seeks to attract and retain highly qualified executives. Affymetrix positions its executive compensation to be competitive with the compensation for similar management positions at peer companies, which consist primarily of regional biotechnology and other high technology companies. The level of compensation paid to executive officers of the Company also takes into account the technological achievements of the Company during the year, the offering of new products to customers and the individual performance and contribution of each executive to the Company's performance for the year. The Compensation Committee does not use either the profitability of the Company or the market value of its stock as a primary factor in setting executive officer base compensation.

    Compensation for senior management consists of (i) cash compensation, including base salary and bonus components, which is based on factors such as the individual officer's level of responsibility for meeting the Company's strategic, technological, and financial objectives and (ii) long-term incentives afforded by stock options. The Company's stock option program is intended to align the interests of executives with the interests of the shareholders with respect to the long-term performance of the Company. Guidelines for executive stock option grants are developed through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from regional biotechnology companies.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In determining Dr. Fodor's 1999 compensation the Compensation Committee considered the above policies as well as Dr. Fodor's overall compensation package relative to that of other chief executives in the Company's industry. Other considerations included the effectiveness of Dr. Fodor's leadership of the Company and the resulting success of the Company in attainment of specific milestones. These milestones included continuing to build the business in three main areas, expression, genotyping and disease management, by expanding chip product offerings, aggressively growing the installed base of instrument systems and launching the licensing strategy. Additional progress has been made in increasing manufacturing capacity to meet increasing customer demand and investing in new research initiatives for the long term. The Committee believes that the total compensation of the Company's Chief Executive Officer is near the middle of the range of compensation packages for chief executive officers at peer companies.

------------------------

(1) The Compensation Committee Report is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

    The 1999 compensation of other Affymetrix executive officers also took into account the above policies, including the individual contribution of each executive to the Company's performance during the year. With respect to cash compensation payable to its executive officers for 1999, the Committee benchmarked its (i) total compensation structure to salary survey data at the 75th percentile and (ii) base salary structure to salary survey data at the median of structures at peer companies. The Compensation Committee believes compensation for the Company's executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses of comparable size. The Committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the Company.

SECTION 162(M) COMPLIANCE

    The Company's policy is to utilize available tax deductions whenever appropriate, and the Committee, when determining executive compensation programs, considers all relevant factors, including the tax deductions that may result from such compensation.

    Stock options granted under the 1993 Plan, the 1996 Plan, the 1998 Plan and the 2000 Plan qualify as performance-based compensation under Section 162(m) of the Code. The Committee believes that the best interests of the Company and its stockholders are served by executive compensation programs which encourage and promote the Company's principal compensation objective, enhancement of shareholder value, and permit the Committee to exercise discretion in the design and implementation of compensation packages. Accordingly, the Company may from time to time pay compensation to its executive officers that may not be fully deductible. The Committee will continue to review the Company's executive compensation plans periodically to determine what changes, if any, should be made as the result of the limitation on deductibility.

                                          Dr. Paul Berg
                                          Mr. John Young

                              CERTAIN TRANSACTIONS

    In April 1998, the Company sold one million six hundred thirty-four thousand five hundred twenty-two (1,634,522) shares of Series AA Stock at $30.59 per share to Glaxo Wellcome Americas Inc. ("GWA") in a private placement. All of the Series AA Stock was converted into one million two hundred fifty-seven thousand two hundred twenty-nine (1,257,229) shares of Common Stock in August 1999. These shares of Common Stock have not been registered under the Securities Act of 1933.

    In connection with the issuance of the Series AA Stock, the Company and Glaxo Wellcome agreed to amend the Governance Agreement, which was originally entered into as of July 1995. Pursuant to the Governance Agreement, Glaxo Wellcome currently has the right to designate three of the nine directors of the Company. Glaxo Wellcome also agreed that any merger, consolidation or business combination whereby the Company would become a direct or indirect wholly-owned subsidiary of Glaxo Wellcome and any material transaction between the Company and Glaxo Wellcome must be approved by a majority of the independent directors of the Company. In addition, pursuant to the Governance Agreement, the Company granted Glaxo Wellcome certain registration rights with respect to its shares. In addition, the Company and Glaxo Wellcome amended the Governance Agreement, effective September 29, 1998, to (a) give Glaxo Wellcome the right to call a special meeting of the stockholders, so long as Glaxo Wellcome continues to hold at least ten percent (10%) of the outstanding capital stock of the Company, and
(b) clarify the number of directors Glaxo Wellcome has the right to designate in the event of a change in the size of the Board. In connection with the issuance and sale of Series AA Stock, the Company and GWA also entered into the Voting Trust Agreement. The Voting Trust Agreement terminated in August 1999 upon conversion of all the Series AA Stock into Common Stock.

    From 1994 to October 1995, the Company issued warrants to two subsidiaries of Glaxo Wellcome, Affymax N.V. and Affymax Technologies N.V., which were exercised in November 1999 for two hundred three thousand eight hundred eight-one (203,881) shares of Common Stock.

    In April 1997, the Company made a $500,000 secured loan to Dr. Fodor to assist him in purchasing a house. The loan bears an interest rate of 6.49% and is due on the first to occur of April 11, 2002, the sale of the house, or termination of Dr. Fodor's employment.

    In April 1997, the Company made a $100,000 secured loan to Martin J. Goldberg, Ph.D., to assist him in purchasing a house. The loan bears an interest rate of 6.49% and is due on the first to occur of April 27, 2002, the sale of Dr. Goldberg's house, or termination of Dr. Goldberg's employment.

    In October 1999, the Company made a $100,000 secured loan to Christian Henry to assist him in purchasing a house. The loan bears an interest rate of 6.02% and is due on the first to occur of October 21, 2004, the sale of Mr. Henry's house, or termination of Mr. Henry's employment.

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such persons to the fullest extent permitted by Delaware law.

    In 1998, the Company adopted a change in control policy which provides for the treatment of the outstanding options to purchase shares of the Company's capital stock ("Options"). Pursuant to the policy, in the event of (i) a merger of the Company resulting in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company, (ii) a sale of all or substantially all of the Company's assets, or (iii) the complete liquidation of the Company (each an "Acquisition Event"), then the Company shall take any one or more of the following actions with respect to the Options:

    - Provide that the Options shall be assumed by the acquiring or succeeding corporation;

    - Except in the case of an Acquisition Event which is accounted for as a "pooling of interests" transaction, provide that all such Options become fully exercisable prior to the Acquisition Event;

    - In the event that, upon the consummation of the Acquisition Event, the stockholders of the Company shall receive a cash payment for any shares of capital stock then held by such stockholders, provide that all Options be terminated as of the Acquisition Event and that all holders of Options receive a cash payment for each such Option; and/or

    - Provide that any other outstanding stock-based awards become (i) except in the case of a "pooling of interests" transaction, exercisable or realizable as of the Acquisition Event, or (ii) assumed or substituted by the acquiring or succeeding corporation.

    The policy further provides that it is subject to amendment by the Board any time prior to a change of control.

    In April 1998, the Company entered into a series of agreements with EOS Biotechnology, Inc. ("EOS") pursuant to which the Company received three million seven hundred fifty thousand (3,750,000) shares of EOS Preferred Series C Preferred Stock valued at $6,000,000 in exchange for gene chip probe arrays, collaborative work and rights to certain of the Company's technology. In connection with these agreements, the Company received the right to designate one nominee to EOS' Board of Directors. Currently, such director is Dr. Fodor, the Company's Chief Executive Officer. The Company also received certain registration and information rights from EOS. In January 1999, the Company entered into an Internal License Agreement with EOS pursuant to which the Company licensed certain of its intellectual property to EOS. In
September 1999, the Company purchased seventy-six thousand nine hundred twenty-three (76,923) shares of Series D Preferred Stock for $100,000.

    In January 1999, the Company and Symyx Technologies, Inc. ("Symyx") entered into a collaborative agreement to investigate the potential joint application of certain Symyx technology in connection with Affymetrix array technology.
Mr. Nussbacher is a director of Symyx and Executive Vice President of the Company.

                           STOCK PERFORMANCE GRAPH(1)

STOCKHOLDER RETURN COMPARISON

    The graph below compares the cumulative total return* on the Company's Common Stock for the period commencing June 6, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending December 31, 1999 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF CUMULATIVE STOCKHOLDER RETURN(*)

                              NASDAQ STOCK         NASDAQ
           AFFYMETRIX, INC.     MARKET-US      PHARMACEUTICAL
           ----------------   -------------   ----------------
06/06/96..    $  100.000        $100.000          $100.000
06/28/96..    $  101.700        $ 96.306          $ 89.824
12/31/96..    $  134.600        $104.669          $ 89.143
06/30/97..    $  231.700        $117.130          $ 91.396
12/31/97..    $  207.500        $128.245          $ 92.066
06/30/98..    $  160.420        $154.211          $ 93.613
12/31/98..    $  162.500        $180.830          $117.125
06/30/99..    $  329.170        $221.767          $130.918
12/31/99..    $1,131.250        $334.650          $217.928

------------------------

(1) The Stock Performance Graph and related disclosure are not soliciting material, are not deemed to be filed with the SEC, and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

* Assumes $100 invested on June 6, 1996 in the Company's Common Stock and in each index listed above. The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company(1)s Common Stock.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Vern Norviel
                                          SECRETARY

Dated: May 5, 2000

                                                                      APPENDIX A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                  OF AFFYMETRIX, INC., A DELAWARE CORPORATION
                     (PURSUANT TO SECTIONS 228, 242 AND 245
                    OF THE DELAWARE GENERAL CORPORATION LAW)

    Affymetrix, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") originally incorporated on September 29, 1998, DOES HEREBY
CERTIFY:

    FIRST: The name of the corporation is Affymetrix, Inc.

    SECOND: The address of the Corporation's registered office in the State of Delaware is 9 E. Lockerman Street, City of Dover, County of Kent. The name of the Corporation's registered agent at such address is National Corporate Research.

    THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

    FOURTH: I. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share ("Common Stock"), and Preferred Stock, par value $0.01 per share ("Preferred Stock"). The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred five million (205,000,000), consisting of two hundred million (200,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock.

    II. The board of directors is authorized from time to time, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of shares thereof, to establish from time to time the number of shares to be included in each such series, to determine and fix such voting powers, full or limited or no voting powers, and to fix the designation, preferences, and relative, participating, optional or other special rights of the shares of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any resolution or resolutions providing for the issue of such stock adopted by the board of directors of the Corporation.

    FIFTH: There shall be a series of Preferred Stock designated as "Series AA Preferred Stock" and the number of shares constituting such series shall be one million six hundred thirty-four thousand five hundred twenty-two (1,634,522) shares (the "Series AA Preferred Stock"). The rights, preferences, privileges, and restrictions granted to and imposed on the Series AA Preferred Stock are asset forth below:

1.  DIVIDEND PROVISIONS.

        (a) Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of shares of Series AA Preferred Stock shall be entitled to receive dividends payable in cash, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the rate per share per annum of $1.99 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock) payable in two equal installments on

    June 30 and December 31 of each year so long as such share of Series AA Preferred Stock is then outstanding. Such dividends shall accrue on each share from the Purchase Date (as defined below), and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that, except as provided below, if such dividends in respect of any previous or current dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Cumulative dividends with respect to a share of Series AA Preferred Stock which are accrued, payable and/or in arrears shall, upon conversion of such share to Common Stock or redemption of such share, be paid to the extent assets are legally available therefor pursuant to the provisions of Section 2 and Section 3, respectively, and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata among the holders of such shares. The holders of the outstanding Series AA Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series AA Preferred Stock then outstanding.

        (b) Subject to the rights of any shares of Preferred Stock that may from time to time come into existence and in addition to the amounts paid pursuant to subsection 1(a) above, the holders of shares of Series AA Preferred Stock shall be entitled to receive an amount equal to any dividend paid (other than dividends paid in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation (as determined on a per annum basis and on as a converted basis for the Series AA Preferred Stock), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

2.  LIQUIDATION PREFERENCE.

        (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series AA Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $30.59 for each outstanding share of Series AA Preferred Stock (the "Original Series AA Issue Price") (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock), (ii) accrued but unpaid dividends on such share, and (iii) a per share amount equal to the difference obtained by subtracting (A) the product of ten percent of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date upon which the first share of Series AA Preferred Stock was first issued (the "Purchase Date") and the denominator of which is 365, from (B) the annual per share dividend. The sum obtained by adding the amounts described in clauses (i), (ii) and (iii) of the preceding sentence is referred to herein as the "Series AA Liquidation Preference". If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series AA Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series AA Preferred Stock in proportion to the amount of such stock owned by each such holder.

        (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this Corporation, the holders of the Common Stock of this Corporation, shall receive an amount per share of Common Stock equal to the quotient obtained by dividing (i) the Series AA Liquidation Preference, by (ii) the number of shares of

    Common Stock into which one (1) share of Series AA Preferred Stock could then be converted pursuant to Section 4 hereof. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire remaining assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Common Stock in proportion to the amount of such stock owned by each such holder.

        (c) After the distributions described in subsection (a) and (b) above have been paid, subject to the rights of series of Preferred Stock that may from time to time come into existence, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Series AA Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series AA Preferred Stock).

        (d)(i)The following events shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2: (A) a consolidation or merger of this Corporation with or into any other corporation or corporations as a result of which the holders of voting stock of this Corporation immediately prior to such transaction do not own, directly or indirectly, more than 50% of the voting power of the surviving corporation or its parent corporation immediately after such transaction, or
    (B) a sale, conveyance or disposition of all or substantially all of the assets of this Corporation.

           (ii) In any of such events, the value of the assets distributed to the stockholders of this Corporation shall be determined as set forth herein. If the assets distributed to the stockholders of this Corporation consist of other than cash or securities, the value of such assets shall be the fair market value thereof, as determined by this Corporation and the holders of at least a majority of the voting power of all the then outstanding shares of Preferred Stock. If the assets distributed to the stockholders of this Corporation consist of securities, such securities shall be valued as follows:

        A. Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

           (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty (20) trading day period ending three (3) trading days prior to the closing;

           (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) trading days prior to the closing; and

           (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

        B. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

3.  REDEMPTION.

        (a) REDEMPTION AT THE OPTION OF THIS CORPORATION.

           (i) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time on or prior to March 9, 2001, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series AA Preferred Stock by paying in cash therefor a sum equal to (A) the Original Series AA Issue Price (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series AA Preferred Stock), plus (B) accrued but unpaid dividends on such share (the "Early Redemption Price"); provided that the closing sale price of this Corporation's Common Stock on the Nasdaq National Market (or such other national securities exchange on which the Common Stock is then listed) has been at or above $52.00 (subject to adjustment of such fixed dollar amount for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Common Stock) for twenty (20) of thirty (30) consecutive trading days prior to the applicable Corporation Redemption Date (as defined below), which thirty
       (30) day period shall have ended not more than ten (10) trading days prior to the date of the Corporation Redemption Notice (as defined below). Any redemption effected pursuant to this subsection 3(a)(i) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock then held by them.

           (ii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time after March 9, 2001, this Corporation may at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series AA Preferred Stock by paying in cash therefor a sum equal to the Series AA Liquidation Preference (the "Late Redemption Price"). Any redemption effected pursuant to this subsection 3(a)(ii) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock then held by them.

           (iii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least twenty (20) but no more than thirty (30) days prior to the date on which this Corporation proposes to redeem any shares of Series AA Preferred Stock (each a "Corporation Redemption Date"), written notice shall be personally delivered, sent by reliable international courier, or sent by confirmed facsimile to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series AA Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the applicable Corporation Redemption Date, specifying the number of shares to be redeemed from such holder, the applicable Corporation Redemption Date, the Early or Late Redemption Price, as applicable, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Corporation Redemption Notice"). Except as provided in subsection 3(a)(iv) or 3(a)(v), on or after each Corporation Redemption Date, each holder of Series AA Preferred Stock to be redeemed on such Corporation Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Corporation Redemption Notice, and thereupon the Early or Late Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any shares of Series AA Preferred Stock that are not redeemed shall remain subject to redemption by this Corporation pursuant to this Section 3(a).

           (iv) Each holder of Series AA Preferred Stock may, at anytime up to two (2) trading days prior to the applicable Corporation Redemption Date, elect to convert all shares of Series AA Preferred Stock designated for redemption in the Corporation Redemption Notice into shares of Common Stock pursuant to Section 4 below.

           (v) From and after each Corporation Redemption Date, unless there shall have been a default in payment of the Early or Late Redemption Price, as applicable, all rights of the holders of shares of Series AA Preferred Stock designated for redemption on such Corporation Redemption Date in the Corporation Redemption Notice as holders of Series AA Preferred Stock (except the right to receive the Early or Late Redemption Price, as applicable, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this Corporation legally available for redemption of shares of Series AA Preferred Stock on any Corporation Redemption Date are insufficient to redeem the total number of shares of Series AA Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holder(s) of such shares to be redeemed such that an equal percentage of the number of shares held by each holder of Series AA Preferred Stock is redeemed (provided that this Corporation shall have no obligation to issue or redeem any fractional shares). The shares of Series AA Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series AA Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obliged to redeem on any Corporation Redemption Date but that it has not redeemed.

        (b) REDEMPTION AT OPTION OF STOCKHOLDERS.

           (i) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time on or after March 9, 2005, provided that this Corporation shall have received a written request from the holders of not less than a majority of the then outstanding Series AA Preferred Stock that a specified percentage of such holders' shares of Series AA Preferred Stock be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this Corporation shall, to the extent it may lawfully do so, redeem the shares specified in such request by paying in cash therefor a sum per share equal to (A) $30.59 per share of Series AA Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus (B) accrued but unpaid dividends on such share (the "Series AA Redemption Price"); provided, however, in no event shall this Corporation be required to redeem more than 817,261 shares of Series AA Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) during any twelve month period. Any request made pursuant to this subsection 3(b)(i) shall be delivered at least one hundred and eighty (180) days prior to the date on which the redemption is requested to occur (a "Stockholder Redemption Date"). Any redemption of Series AA Preferred Stock effected pursuant to this subsection 3(b)(i) shall be made on a pro rata basis among the holders of the Series AA Preferred Stock in proportion to the number of shares of Series AA Preferred Stock proposed to be redeemed by such holders.

           (ii) Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least twenty (20) but no more than thirty (30) days prior to a Stockholder Redemption Date, written notice shall be personally delivered, sent by reliable international courier, or sent by confirmed facsimile to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series AA Preferred Stock to be redeemed, at the address last shown on the records of this Corporation for such holder, notifying such holder of the redemption to be effected on the Stockholder Redemption Date, specifying the number of shares to be redeemed from such holder, the Stockholder Redemption Date, the Series AA Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Stockholder Redemption Notice"). Except as provided in subsection
       (3)(b)(iii), on or after the Stockholder Redemption Date, each holder of Series AA Preferred Stock to be redeemed on such Redemption Date shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Stockholder Redemption Notice, and thereupon the Series AA Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

           (iii) From and after the Stockholder Redemption Date, unless there shall have been a default in payment of the Series AA Redemption Price, all rights of the holders of shares of Series AA Preferred Stock designated for redemption on the Stockholder Redemption Date in the Stockholder Redemption Notice as holders of Series AA Preferred Stock (except the right to receive the Series AA Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock that may from time to time come into existence, if the funds of this Corporation legally available for redemption of shares of Series AA Preferred Stock on the Stockholder Redemption Date are insufficient to redeem the total number of shares of Series AA Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that an equal percentage of the number of shares held by each holder of Series AA Preferred Stock is redeemed (provided that this Corporation shall have no obligation to issue or redeem any fractional shares). The shares of Series AA Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Series AA Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this Corporation has become obliged to redeem on the Stockholder Redemption Date but that it has not redeemed.

    4. CONVERSION. The holders of the Series AA Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

        (a) RIGHT TO CONVERT. Each share of Series AA Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the Purchase Date of such share and on or prior to the second trading day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to such share of the Series AA Preferred Stock, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series AA Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (the "Conversion Ratio"). The initial Conversion Price per share for shares of Series AA Preferred Stock shall be $39.77 per share; provided, however, that the

    Conversion Price for the Series AA Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

        (b) AUTOMATIC CONVERSION. Each share of Series AA Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Ratio at the time in effect for such Series AA Preferred Stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series AA Preferred Stock.

        (c) MECHANICS OF CONVERSION. Before any holder of Series AA Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series AA Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series AA Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series AA Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series AA Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series AA Preferred Stock shall not be deemed to have converted such Series AA Preferred Stock until immediately prior to the closing of such sale of securities.

        (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR SPLITS, STOCK DIVIDENDS, COMBINATIONS AND THE LIKE. The Conversion Price of the Series AA Preferred Stock shall be subject to adjustment from time to time as follows:

           (i) In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series AA Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

           (ii) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series AA Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

        (e) OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or other options or rights not referred to in subsection 4(d)(i), then, in each such case for the purpose of this Subsection 4(e), the holders of the Series AA Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series AA Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

        (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series AA Preferred Stock shall thereafter be entitled to receive upon conversion of the Series AA Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series AA Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series AA Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

        (g) NO IMPAIRMENT. This Corporation will not, by amendment of its Amended and Restated Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
    Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series AA Preferred Stock against impairment.

        (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

           (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series AA Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. This Corporation shall provide the holder of any fractional interest with an amount of cash equal to the fair market value of one share of this Corporation's Common Stock multiplied by such fractional interest. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series AA Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

           (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series AA Preferred Stock pursuant to this Section 4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series AA Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series AA Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series AA Preferred Stock.

        (i) NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series AA Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

        (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series AA Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series AA Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series AA Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Designation or the Amended and Restated Articles of Incorporation.

        (k) NOTICES. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series AA Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

    5. VOTING RIGHTS. The holder of each share of Series AA Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series AA Preferred Stock could then be converted at the record date for determination of the stockholders entitled to vote thereon, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and otherwise as required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series AA Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half be in grounded upward).

    SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

        B. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide. Directors need not be stockholders.

        C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

        D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

        E. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the entire board of directors. For purposes of this Certificate of Incorporation, the term "entire board of directors" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

    SEVENTH: The board of directors is expressly empowered to adopt, alter, amend or repeal Bylaws of the Corporation. Any adoption, alteration, amend mentor repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the entire board of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, alter, amend or repeal any provision of the Bylaws of the Corporation.

    EIGHTH: The corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

    NINTH: To the fullest extent permitted by Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

    IN WITNESS WHEREOF, the undersigned have executed this Certificate this
day of             , 1999.

              ------------------------------------------------------------------
                                          Stephen P.A. Fodor
                                          PRESIDENT

ATTEST:

              ------------------------------------------------------------------
                                          SECRETARY

                                                                      APPENDIX B

                                AFFYMETRIX, INC.
                           2000 EQUITY INCENTIVE PLAN
                      (AS ADOPTED EFFECTIVE MARCH 9, 2000)

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                            --------
ARTICLE 1. INTRODUCTION...................................................         1

ARTICLE 2. ADMINISTRATION.................................................         1
         2.1  Committee Composition.......................................         1
         2.2  Committee Responsibilities..................................         1
         2.3  Committee for Non-Officer Grants............................         1

ARTICLE 3. SHARES AVAILABLE FOR GRANTS....................................         1
         3.1  Basic Limitation............................................         1
         3.2  Additional Shares...........................................         1
         3.3  Dividend Equivalents........................................         2

ARTICLE 4. ELIGIBILITY....................................................         2
         4.1  Incentive Stock Options.....................................         2
         4.2  Other Grants................................................         2

ARTICLE 5. OPTIONS........................................................         2
         5.1  Stock Option Agreement......................................         2
         5.2  Number of Shares............................................         2
         5.3  Exercise Price..............................................         2
         5.4  Exercisability and Term.....................................         2
         5.5  Effect of Change in Control.................................         2
         5.6  Modification or Assumption of Options.......................         3
         5.7  Buyout Provisions...........................................         3

ARTICLE 6. PAYMENT FOR OPTION SHARES......................................         3
         6.1  General Rule................................................         3
         6.2  Surrender of Stock..........................................         3
         6.3  Exercise/Sale...............................................         3
         6.4  Exercise/Pledge.............................................         3
         6.5  Promissory Note.............................................         3
         6.6  Other Forms of Payment......................................         3

ARTICLE 7. STOCK APPRECIATION RIGHTS......................................         4
         7.1  SAR Agreement...............................................         4
         7.2  Number of Shares............................................         4
         7.3  Exercise Price..............................................         4
         7.4  Exercisability and Term.....................................         4
         7.5  Effect of Change in Control.................................         4
         7.6  Exercise of SARs............................................         4
         7.7  Modification or Assumption of SARs..........................         4

ARTICLE 8. RESTRICTED SHARES..............................................         4
         8.1  Restricted Stock Agreement..................................         5
         8.2  Payment for Awards..........................................         5
         8.3  Vesting Conditions..........................................
         8.4  Voting and Dividend Rights..................................         5

                                                                              PAGE
                                                                            --------
ARTICLE 9. STOCK UNITS....................................................         5
         9.1  Stock Unit Agreement........................................         5
         9.2  Payment for Awards..........................................         5
         9.3  Vesting Conditions..........................................         5
         9.4  Voting and Dividend Rights..................................         5
         9.5  Form and Time of Settlement of Stock Units..................         6
         9.6  Death of Recipient..........................................         6
         9.7  Creditors' Rights...........................................         6

ARTICLE 10. PROTECTION AGAINST DILUTION...................................         6
        10.1  Adjustments.................................................         6
        10.2  Dissolution or Liquidation..................................         6
        10.3  Reorganizations.............................................         6

ARTICLE 11. DEFERRAL OF AWARDS............................................         7

ARTICLE 12. AWARDS UNDER OTHER PLANS......................................         7

ARTICLE 13. PAYMENT OF DIRECTOR'S FEES IN SECURITIES......................         7
        13.1  Effective Date..............................................         7
        13.2  Elections to Receive NSOs, Restricted Shares or Stock
              Units.......................................................         7
        13.3  Number and Terms of NSOs, Restricted Shares or Stock
              Units.......................................................         7

ARTICLE 14. LIMITATION ON RIGHTS..........................................         8
        14.1  Retention Rights............................................         8
        14.2  Stockholders' Rights........................................         8
        14.3  Regulatory Requirements.....................................         8

ARTICLE 15. WITHHOLDING TAXES.............................................         8
        15.1  General.....................................................         8
        15.2  Share Withholding...........................................         8

ARTICLE 16. FUTURE OF THE PLAN............................................         8
        16.1  Term of the Plan............................................         8
        16.2  Amendment or Termination....................................         8

ARTICLE 17. LIMITATION ON PAYMENTS........................................         8
        17.1  Scope of Limitation.........................................         9
        17.2  Basic Rule..................................................         9
        17.3  Reduction of Payments.......................................         9
        17.4  Overpayments and Underpayments..............................         9
        17.5  Related Corporations........................................        10

ARTICLE 18. DEFINITIONS...................................................        10

ARTICLE 19. EXECUTION.....................................................        12

                                AFFYMETRIX, INC.
                           2000 EQUITY INCENTIVE PLAN

    ARTICLE 1. INTRODUCTION.

    The Plan was adopted by the Board effective March 9, 2000. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except for choice-of-law provisions).

    ARTICLE 2. ADMINISTRATION.

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, except as otherwise determined by the Board, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint another committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such other committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

    ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

    3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 2,500,000 plus (b) the additional Common Shares described in
Section 3.2. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 10.

    3.2 ADDITIONAL SHARES. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited or Common Shares are not issued pursuant to Stock Units, Options or SARs.

    3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

    ARTICLE 4. ELIGIBILITY.

    4.1 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

    4.2 OTHER GRANTS. Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

    ARTICLE 5. OPTIONS.

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in
Section 6.2.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 100,000 Common Shares. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

    5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

    5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

    5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

    5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

    ARTICLE 6. PAYMENT FOR OPTION SHARES.

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

        (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

    6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

    6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

    6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

    6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

    6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

    ARTICLE 7. STOCK APPRECIATION RIGHTS.

    7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

    7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 100,000 Common Shares. The limitation set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

    7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

    7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

    7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

    7.6 EXERCISE OF SARS. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

    7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

    ARTICLE 8. RESTRICTED SHARES.

    8.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

    8.2 PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

    8.3 VESTING CONDITIONS. Each Award of Restricted Shares may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

    8.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

    ARTICLE 9. STOCK UNITS.

    9.1 STOCK UNIT AGREEMENT. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

    9.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

    9.3 VESTING CONDITIONS. Each Award of Stock Units may be subject to vesting as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

    9.4 VOTING AND DIVIDEND RIGHTS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

    9.5 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

    9.6 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

    9.7 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

    ARTICLE 10. PROTECTION AGAINST DILUTION.

    10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

        (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

        (b) The limitations set forth in Sections 5.2 and 7.2;

        (c) The number of Common Shares covered by each outstanding Option and SAR;

        (d) The Exercise Price under each outstanding Option and SAR; or

        (e) The number of Stock Units included in any prior Award which has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this
Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    10.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

    10.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

    ARTICLE 11. DEFERRAL OF AWARDS.

    The Committee (in its sole discretion) may permit or require a Participant to:

        (a) Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books;

        (b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

        (c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

    ARTICLE 12. AWARDS UNDER OTHER PLANS.

    The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

    ARTICLE 13. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

    13.1 EFFECTIVE DATE. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

    13.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan.

    13.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

    ARTICLE 14. LIMITATION ON RIGHTS.

    14.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time.

    14.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

    14.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

    ARTICLE 15. WITHHOLDING TAXES.

    15.1 GENERAL. A Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any obligations of the Company to withhold income and employment taxes under applicable federal, state, local or foreign law in connection with Awards under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

    15.2 WITHHOLDING IN SHARES. The Committee may permit such Participant to satisfy all or part of such tax withholding obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

    ARTICLE 16. FUTURE OF THE PLAN.

    16.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on March 9, 2000. The Plan shall remain in effect until it is terminated under Section 16.2 or after the 10(th) anniversary of the later of
(a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under
Article 3 which was approved by the Company's stockholders.

    16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

    ARTICLE 17. LIMITATION ON PAYMENTS.

    17.1  SCOPE OF LIMITATION.  This Article 17 shall apply to an Award only if:

        (a) The independent auditors most recently selected by the Board (the "Auditors") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 17 than it was before the application of this Article 17; or

        (b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 17 (regardless of the after-tax value of such Award to the Participant).

    If this Article 17 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

    17.2 BASIC RULE. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this
Article 17, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

    17.3 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 17, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 17 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

    17.4 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

    17.5 RELATED CORPORATIONS. For purposes of this Article 17, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

    ARTICLE 18. DEFINITIONS.

    18.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

    18.2 "AWARD" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

    18.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    18.4 "CAUSE" shall mean (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause.

    18.5  "CHANGE IN CONTROL" shall mean:

        (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and
    (ii) any direct or indirect parent corporation of such continuing or surviving entity;

        (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

        (c) A change in the composition of the Board, as a result of which fewer than 80% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or
    (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

        (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude(i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    18.6  "CODE" means the Internal Revenue Code of 1986, as amended.

    18.7  "COMMITTEE" means a committee of the Board, as described in
Article 2.

    18.8  "COMMON SHARE" means one share of the common stock of the Company.

    18.9  "COMPANY" means Affymetrix, Inc., a Delaware corporation.

    18.10 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

    18.11 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

    18.12  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    18.13 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

    18.14 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in THE WALL STREET JOURNAL. Such determination shall be conclusive and binding on all persons.

    18.15 "INVOLUNTARY TERMINATION" means the termination of the Participant's service by reason of:

        (a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

        (b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

    18.16 "ISO" means an incentive stock option described in section 422(b) of the Code.

    18.17 "NSO" means a stock option not described in sections 422 or 423 of the Code.

    18.18 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

    18.19  "OPTIONEE" means an individual or estate who holds an Option or SAR.

    18.20 "OUTSIDE DIRECTOR" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

    18.21 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    18.22  "PARTICIPANT" means an individual or estate who holds an Award.

    18.23 "PLAN" means this Affymetrix, Inc. 2000 Equity Incentive Plan, as amended from time to time.

    18.24 "RESTRICTED SHARE" means a Common Share awarded under Article 8 of the Plan.

    18.25 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

    18.26  "SAR" means a stock appreciation right granted under the Plan.

    18.27 "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

    18.28 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

    18.29 "STOCK UNIT" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

    18.30 "STOCK UNIT AGREEMENT" means the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

    18.31 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

    ARTICLE 19. EXECUTION.

    To record the adoption of the Plan by the Board on March 9, 2000, the Company has caused its duly authorized officer to execute this document in the name of the Company.

                                          AFFYMETRIX, INC.

                                          By:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

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PROXY                          AFFYMETRIX, INC.                           PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                JUNE 8, 2000

The undersigned stockholder of Affymetrix, Inc. (the "Company") hereby appoints Vernon Norviel and Stephen P. A. Fodor and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 12, 2000, at the Annual Meeting of Stockholders of the Company to be held on June 8, 2000 (the "Annual Meeting") at 4:00 p.m. at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements thereof.

Check here for
address change   / /

NEW ADDRESS:__________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________



               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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
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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

1. To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the nine (9) nominees listed to the right:

NOMINEES: Stephen P.A. Fodor, Ph.D.
          Paul Berg, Ph.D.
          John D. Diekman, Ph.D.
          Adrian Hennah
          Vernon R. Loucks, Jr.
          Barry C. Ross, Ph.D.
          David B. Singer
          Lubert Stryer, M.D.
          John A. Young

           VOTE FOR ALL THE NOMINEES           VOTE WITHHELD
             (EXCEPT AS DIRECTED                 FROM ALL
               TO THE CONTRARY)                  NOMINEES
                    / /                            / /

INSTRUCTIONS:  To withhold vote for any individual nominee, write the nominee's name in the space provided below:


2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

            FOR        AGAINST         ABSTAIN
            / /          / /             / /

3. To approve and ratify this amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

            FOR        AGAINST         ABSTAIN
            / /          / /             / /

4. To approve and ratify the Company's 2000 Equity Incentive Plan.

            FOR        AGAINST         ABSTAIN
            / /          / /             / /


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

SIGNATURE(S)_________________________________________ DATE____________________

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